February 16, 2017

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast Washington, DC 20549-2000

RE: Vapetek Inc.
File No. 000-54994

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated January 25, 2017 of Vapetek Inc. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP